SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On March 29, 2007 Columbia Banking System, Inc., Tacoma, Washington (“Columbia”) held a conference call regarding the proposed acquisition of Town Center Bancorp (“TWBC”) (and a separate proposed acquisition of Mountain Bank Holding Company). A copy of the conference call transcript, as well as the Question and Answer Section of the conference call are attached as Exhibits 99.1 and 99.2, respectively to this Form 8-K and are incorporated in their entirety by reference. The slide presentation referenced in the script was previously filed by Columbia pursuant to Rule 425 and is also incorporated in its entirety by reference.

Item 8.01. Other Events

As reported in our Form 8-K filed March 29, 2007, Columbia entered into a Plan and Agreement of Merger (the “Merger Agreement”) with TWBC. Under the terms of the Merger Agreement, TWBC will merge with and into Columbia, and TWBC’s bank subsidiary, Town Center Bank will merge with and into Columbia’s subsidiary, Columbia State Bank. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements. – not applicable

(b)	Pro forma financial information. – not applicable

(c)	Shell Company Transactions. – not applicable

(d)	Exhibits.

2.1	Plan and Agreement of Merger dated March 28, 2007

99.1	Script to Conference Call Held March 29, 2007

99.2	Question and Answer Section of Conference Call Held March 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2007	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer

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